UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 2, 2010

CHINA JO-JO DRUGSTORES, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 507-513, 5th Floor, A Building, Meidu Plaza
Gongshu District, Hangzhou, Zhejiang Province
People’s Republic of China

(Address of Principal Executive Offices)

+86 (571) 88077078

(Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On November 2, 2010, the Registrant held its Annual Meeting of Shareholders. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect nine (9) directors to the Registrant’s Board of Directors to hold office until the next annual meeting and until their successors are duly elected and qualified.

Director’s Name	Votes For	Votes Withheld
Lei Liu	8,847,088	5,465
Li Qi	8,847,088	5,465
Chong’an Jin	8,847,938	4,615
Shike Zhu	8,848,038	4,515
Marc Thomas Serrio	8,847,938	4,615
Bowen Zhao	8,847,088	5,465
Yuehai Ke	8,847,088	5,465
Shuizhen Wu	8,847,938	4,615
Xiaomeng Yu	8,847,938	4,615

2.	A proposal to ratify the appointment of Frazer Frost, LLP (“Frazer Frost”) as the Registrant’s independent registered public accounting firm for its fiscal year ending March 31, 2011.

For	Against	Abstentions
10,228,419	99,806	4,638

3.	A proposal to approve the China Jo-Jo Drugstores, Inc. 2010 Equity Incentive Plan (the “Plan”).

For	Against	Abstentions
8,490,464	320,089	42,000

Pursuant to the foregoing votes, Lei Liu, Li Qi, Chong’an Jin, Shike Zhu, Marc Thomas Serrio, Bowen Zhao, Yuehai Ke, Shuizhen Wu and Xiaomeng Yu were elected to serve as directors, Frazer Frost was ratified as the Registrant’s independent registered public accounting firm, and the Plan was approved.

A copy of the Plan is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the material terms of the Plan are summarized in the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on October 6, 2010, both of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

4.1	China Jo-Jo Drugstores, Inc. 2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Jo-Jo Drugstores, Inc.
Date: November 3, 2010	(Registrant)

	By:	/s/ Lei Liu
Lei Liu
Chief Executive Officer